BY-LAWS

                                     of

                      FIRST NATIONAL BANK OF COMMERCE

                   (As Amended through December 18, 1995)




                             Section 1. OFFICES

         1.1. Main Office of the Association. The main office of the Association shall be at 210 Baronne Street, New Orleans, Louisiana.

         1.2. Additional Offices. The Association may have such offices at such other places permitted by law as the Board of Directors may from time to time determine or the business of the Association may require.

                       Section 2.  SHAREHOLDERS' MEETINGS

         2.1. Place of Meetings. Unless otherwise required by law, all shareholder meetings shall be held in the Board Room of the First National Bank of Commerce, 210 Baronne Street, New Orleans, Louisiana.

         2.2. Annual Meeting. An annual shareholder meeting shall be held on the same date as the annual meeting of shareholders of First Commerce Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. Failure to hold the annual meeting shall not affect the validity of any action taken by the Association or its Board of Directors or officers, provided that if no annual meeting is held, or unanimous consent executed in lieu thereof, within 18 months of the date of the previous annual meeting or unanimous consent in lieu thereof, then the Board of Directors or the Chief Executive Officer of the Association are each empowered to call the annual shareholder meeting.

         2.3. Special Meetings. Except as otherwise specifically provided by statute, special shareholder meetings may be called for any purpose at any time by the shareholder, a majority of the Board of Directors or the Chief Executive Officer of the Association.

         2.4. Proxies. The shareholder may vote at any shareholder meeting through its Chief Executive Officer or by proxies duly authorized in writing and signed by its Chief Executive Officer or accompanied by a certified copy of a resolution of its Board of Directors, but no officer or employee of the Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.



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                              Section 3.  DIRECTORS

         3.1. Number. The number of authorized directors shall be such number, not less than five nor more than twenty-five, as shall be elected from time to time by the shareholder.

         3.2. General Powers; Election. All of the corporate powers shall be vested in, and the business and affairs of the Association shall be managed by the Board of Directors, except to the extent limited in the Articles of Association or these By-laws. The Board of Directors may exercise all such powers of the Association and do all such lawful acts and things which are not by law, the Articles of Association or these By-laws directed or required to be done by the Chief Executive Officer or the shareholder. Directors, other than directors elected to fill a vacancy, shall be elected at the annual shareholder meeting and shall hold office for one year or until their successors are chosen and have qualified.

         3.3. Limitation on Power to Issue Stock. The Board of Directors shall not have power to issue any capital stock of the Association, or any rights to acquire capital stock, without the consent of the shareholder.

         3.4. Vacancies. Except as otherwise provided in the Articles of Association or these Bylaws (a) the office of a director shall become vacant if he dies, resigns, is removed from office, or ceases at any time to have the qualifications required by law, and (b) the Board of Directors or the shareholder may declare vacant the office of a director if (i) he is interdicted or adjudicated an incompetent, (ii) an action is filed by or against him, or any entity of which he is employed as his principal business activity, under the bankruptcy laws of the United States, (iii) he becomes incapacitated by illness or other infirmity so that he is unable to perform his duties for a period of six months or longer, or (iv) he ceases at any time to have the qualifications required by the Articles of Association or these By-laws. The shareholder shall have the exclusive right to fill any vacancy on the Board of Directors.

         3.5. Eligibility for Nomination or Election. No person shall be eligible for nomination or election as a director who:

                  (1) shall have attained the age of 72 years, provided that any person who on April 16, 1990 was a director of First Commerce Corporation may continue to be nominated and elected for so long as he is also a director of First Commerce Corporation;

                  (2) while a director of the Bank was absent during his annual term of office from more than one-third of the aggregate number of meetings of the Board of Directors and Committees of which he was a member, unless the failure to so attend resulted from illness or other reason determined by the Executive Committee of First Commerce Corporation to excuse such failure to attend, provided that nothing herein shall be deemed to be in derogation of the power of the Board of Directors or shareholder to declare the office of a director vacant on the grounds of prolonged illness or disability; or

                  (3) while a director of the Bank ceased for any reason to be engaged in the principal occupation or employment in which he was engaged on the date of his election to the Board of


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Directors; provided that a director ineligible for nomination or election under this subparagraph (3) may be declared eligible for nomination or election if the Executive Committee of First Commerce Corporation determines that such director's new principal occupation or employment justifies such nomination or election.

         3.6. Advisory Directors. The Board of Directors, with the advice and consent of the Shareholder, may select one or more persons to serve as advisory directors of the Bank, provided that (1) no person shall serve or be eligible to serve as an advisory director after he or she has attained age 78, and (2) no person not a duly elected member of the Board of Directors of the Bank may serve as a voting member of any Committee of the Bank.

             Section 4.  MEETINGS OF THE BOARD OF DIRECTORS

         4.1. Place of Meetings. The meetings of the Board of Directors shall be held in the Board Room at the Association's Main Office or at such other place as the Board of Directors may from time to time designate or as may be fixed in the notice of a special meeting given pursuant to Section
4.4 hereof.

         4.2. Annual Meeting. The first meeting of each newly-elected Board of Directors shall be held on the date of the next scheduled regular meeting following the annual shareholder meeting in the Board Room at the Association's Main Office or at such other place as the Board of Directors may determine, and no notice of such first meeting shall be necessary to the newly-elected directors in order legally to constitute the meeting.

         4.3. Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held on the third Monday of each month, or if such day is a legal holiday, then on the next succeeding banking day, but the Board may at any regular or special meeting change the date of any next succeeding regular meeting. Notice of regular meetings of the Board of Directors shall not be required unless the date thereof has been changed, in which case two days notice shall suffice.

         4.4. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chief Executive Officer or shareholder on two day's notice given to each director. Special meetings shall be called by the Chief Executive Officer or shareholder in like manner and on like notice on the written request of a majority of the Board of Directors and, if the Chief Executive Officer or shareholder fails or refuses or is unable to call a special meeting within 24 hours of such request, then a majority of the Board of Directors may call the special meeting on two days' notice given to each director.

         4.5. Business to be Conducted at Meetings. Except as otherwise provided in these By-laws, any business of the Association which is necessary or proper for action by the Board of Directors may be conducted at any meeting of the Board of Directors, whether annual, regular or special, and it shall not be necessary that any notice of any meeting state its purpose. If, however, a notice of a meeting states its purpose and does not further state that the meeting may consider any other business, then the business to be conducted at the meeting shall be limited to the purpose stated in such notice.



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         4.6. Quorum; Adjournments. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law or these By-laws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         4.7. Withdrawal. If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 4.6 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 4.6 hereof, or the refusal of any director present to vote.

         4.8. Compensation. Directors who are not salaried officers of the Association or any of its subsidiaries shall be entitled to such compensation for their services as directors as may from time to time be determined by the shareholder, and all directors shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof.

         4.9. Action by Consent. Any action which may be taken at a meeting of the Board of Directors or any committee thereof may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board of Directors or committee.

         4.9.1 Meeting by Telephone or Similar Communications. Members of the Board of Directors may participate at and be present at any meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other. Participation in a meeting pursuant to this Section 4.9.1 shall constitute presence in person at such meeting, except where otherwise required by law.

               Section 5.  COMMITTEES OF THE BOARD OF DIRECTORS

         5.1. Designation. The Board of Directors may designate one or more committees, each committee to consist of not less than three directors of the Association (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board of Directors or these By-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Association, and may have the power to authorize the seal of the Association to be affixed to documents. The members of each committee shall be nominated by the Chief Executive Officer and approved by the Board of Directors and, in a similar manner, one of the members of each committee shall be selected as its Chairman, who shall be authorized to call all meetings of such committee, to preside at all such meetings and to appoint a Secretary (who may be an officer of the Association or any of its subsidiaries) to keep regular minutes of its meetings and report the same to the Board of Directors when required. Such committee or committees shall have such name or names as may be stated in these By-laws, or as may be determined, from time to time, by the Board of Directors. Any vacancy occurring in any such committee shall be filled in the same manner as appointments


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are made, but the Chief Executive Officer may designate another director to serve on the committee pending action by the Board of Directors. Each such committee shall hold office during the term of the Board of Directors constituting it, unless otherwise ordered by the Board of Directors.

         5.2. Executive Committee. The Executive Committee, one of the members of which shall be the Chief Executive Officer, shall meet as necessary in order to perform the duties provided for in this Section 5.2. The functions of the Executive Committee shall be to:

                  A. Exercise any of the powers of the Board of Directors if by the unanimous consent of the members of the Executive Committee it is determined that because of the nature of the particular situation it is not possible or practical to convene the full Board of Directors.

                  B. Perform such other duties and exercise such other powers as may be delegated to it expressly by the Board of Directors.

         5.3. Examining Committee. The Examining Committee shall be selected from those directors who are not officers of the Association or members of the Trust Committee. The functions of the Examining Committee shall be to:

                  A. Consult with the chosen independent auditors of First Commerce Corporation with respect to the plan of the audit of the Association.

                  B. Consult with the internal auditor of First Commerce Corporation assigned responsibility with respect to the Association directly on any matter the Committee or the internal auditor deems appropriate in connection with carrying out their functions.

                  C. Review all examinations and internal audit reports of the Association, its divisions, departments or subsidiaries and report to the Board of Directors the results of each examination and any recommendations by the examiners, and review and report to the Board of Directors in a timely manner on all internal audits.

                  D. Discuss with the Association's management its responses to the reports and recommendations emanating from internal and external audits;

                  E. Cause the required audit of the Association's Trust Department; and

                  F. Report to the Board of Directors concerning the results of its reviews.

         5.4. Directors Loan Committee. The Directors Loan Committee shall meet monthly, or as necessary in order to perform the duties provided for in this Section 5.4. The Committee may, by a vote of not less than three-fourths of its members, establish one or more subcommittees and may delegate to any such subcommittee any of the functions specified below.

                  A.  Review the loan policies.

                  B. Review information concerning quality and volume changes of the loan portfolio.


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                  C. Review new and existing credits in excess of
$2,500,000.

                  D. Review new problem credits and significant changes in existing problem credits.

                  E. Review material exceptions made by management to the loan policies in cases involving in excess of $2,500,000.

         5.5. Trust Committee. The Trust Committee shall contain a majority of directors who are not officers of the Association or any of its subsidiaries. The Trust Committee shall meet at least quarterly, or as necessary in order to perform the duties provided for in this Section 5.5. The functions of the Trust Committee shall be to:

                  A. Exercise general supervision of the Trust Division of the Association, including assigning the administration of fiduciary powers as they may consider proper to such directors, officers, employees or committees as they may designate in order to exercise supervision of the Trust Division.

                  B. Adopt administrative and investment policies, subject to approval by the Board of Directors of any major changes in such policies, designed to insure adherence to the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

                  C. Report all material exceptions to administrative and investment policies to the Board of Directors at its next regular meeting.

         5.6. Directors Investment Committee. The Directors Investment Committee shall meet monthly, or as necessary in order to perform the duties provided for in this Section 5.6. The Committee may, by a vote of not less than three-fourths of its members, establish one or more subcommittees and may delegate to any such subcommittee any of the functions specified below.

                  A. Monitor the degree of interest rate risk which exists within the balance sheet.

                  B. Oversee the liquidity management practices of the bank.

                  C. Review the composition of bank liabilities in order to ensure a proper mix of deposits.

                  D. Review all relevant data related to the Investment Portfolio of the Bank.

                  E. Review the investment and business strategies of the Funds Management Group on an annual basis.

                  F.  Review the FCC Asset Liability Committee Minutes.

                  G. Review new laws and regulations that apply to the funds management process.



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                                  Section 6.  NOTICES

         6.1. Form of Delivery. Whenever under the provisions of law, the Articles of Incorporation or these By-laws, notice is required to be given to any director or the shareholder, it shall not be construed to mean personal notice unless otherwise specifically provided in the Articles of Association or these By-laws, but said notice may be given by mail, addressed to such director or shareholder at his address as it appears on the records of the Association, with postage thereon prepaid. Such notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director pursuant to Section 4 hereof may also be given personally or by telephone or telegram sent to his address as it appears on the records of the Association.

         6.2. Waiver. Whenever any notice is required to be given by law, the Articles of Association or these By-laws, a wavier thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, the shareholder or any director who attends a shareholder meeting or meeting of directors in person (or in the case of the shareholder, is represented at such meeting by proxy) without protesting at the commencement of the meeting the transaction of any business because the meeting is not lawfully called or convened.

                       Section 7.  OFFICERS AND EMPLOYEES

         7.1. Designations. The officers of the Association shall be a Chairman of the Board, a President, a Chief Executive Officer and a Secretary and may be such additional officers as provided in Sections 7.10 and 7.11 hereof. Any two offices may be held by the same person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

         7.2. Compensation. The salary and bonus of the Chief Executive Officer shall be fixed from time to time by the shareholder. The salaries and bonus of all other officers and employees of the Association shall be fixed from time to time by the Chief Executive Officer, provided that the salary to any such officer or employee shall be no higher than 80% of the salary of the Chief Executive Officer without the approval of the shareholder. No officer shall be prevented from receiving such salary or bonus by reason of the fact that he is also a director of the Association.

         7.3. Employment Contracts. The Association is prohibited from entering into any employment contracts without the prior review and approval of such contracts by the shareholder.

         7.4. Removal. Any officer or employee of the Association may be removed, with or without cause, at any time by the action of the shareholder, the Board of Directors or the Chief Executive Officer, but such removal shall not prejudice the contract rights, if any, of the person so removed.

         7.5. Duties and Powers of Officers. The duties and powers of the officers of the Association shall be as provided in these By-laws, or as provided for pursuant to these By-laws, or as shall be specified from time to time by the Chief Executive Officer, or (except to the extent inconsistent with these By-laws, or with any provision made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.


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         7.6. Chairman of the Board. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. The Chairman of the Board shall, if present, open and close all meetings of the shareholders and the Board of Directors, shall preside at all meetings of the Board of Directors and shareholders when the Chief Executive Officer is absent or otherwise unable to preside, and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors and the Chief Executive Officer.

         7.7. Chief Executive Officer. From the Board of Directors the shareholder shall designate one person to be Chief Executive Officer of the Association. The shareholder will notify the Board of Directors of the appointment promptly upon its being made, and may, if it deems practicable, provide advance notice of such appointment. Concurrently with such notice the shareholder will provide the Board with information on the background and qualifications of the person the shareholder has appointed. The Chief Executive Officer shall preside at all meetings of the Board, shall have general executive powers, shall have the power to authorize and direct the bringing or defending of any civil suit or other litigation which in his judgment ought to be brought or defended, shall vote the stock of any subsidiary of the Association, shall have authority consistent with the loan and investment policies of the Association to make investments and to extend credit up to the legal limit and designate other officers to make such investments and extensions of credit up to specified amounts, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of Chief Executive Officer, or imposed by these Bylaws. The Chief Executive Officer shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors. The Chief Executive Officer may delegate to any other officer of the Association any of the powers and duties specified in this Section 7.7.

         7.8. President. From the Board of Directors the shareholder shall designate one person to be President of the Association. The shareholder will notify the Board of Directors of the appointment promptly upon its being made, and may, if it deems practicable, provide advance notice of such appointment. Concurrently with such notice the shareholder will provide the Board with information on the background and qualifications of the person the shareholder has appointed. The President shall exercise such powers as may be delegated to him by the Chief Executive Officer.

         7.9. Secretary. The Board of Directors shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Cashier, or imposed by these By-laws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors or the Chief Executive Officer.



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         7.10. Chief Operating Officer. The shareholder may appoint a Chief
Operating Officer. Such officer shall exercise such powers and perform such duties as pertain to the office, or as may be conferred upon, or assigned to the office by the Chief Executive Officer.

         7.11. Other Officers. The Board of Directors or the Chief Executive Officer may appoint one or more Vice-Chairmen or Vice-Presidents (who may be given special designations or seniority), Assistant Vice Presidents, Trust Officers, Assistant Secretaries, Banking Officers, Managers and Assistant Managers of Branches and such other officers and Attorneys-in-fact as from time to time may appear to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors or the Chief Executive Officer.

         7.12. Honorary Designation. The Chief Executive Officer shall have the authority to give one or more officers designated pursuant to Section
7.11 the honorary designation of Market President of a particular, named geographic region. Such designation shall not in itself convey or confer any authority to act on behalf of the Association. Any authority or responsibility that a designee has is that which has been or may be conferred pursuant to Sections 7.11 and 8.1 herein. A designee hereunder shall not be deemed by virtue of such designation to be an executive officer and is specifically excluded from participation in major policy making functions of the Association as set forth in the Federal Reserve Board's Regulation O, 12 C.F.R. 215.2(d). Provided that the full designation hereunder, and not an abbreviated form, is used, the designee may use the designation on letterhead, business cards, and promotional material. A designee may not use the designation hereunder alone to enter into obligations, commitments, or agreements of any kind on behalf of the Association; any ability to obligate or bind the Association must be derived, if at all, through the designee's title and authority pursuant to Sections 7.11 and 8.1 herein. The term during which an officer may use the designation hereunder is completely within the discretion of the Chief Executive Officer, who may also revoke the designation at any time and for any reason.

         7.13. Tenure of Office. All officers shall hold office for the current year for which the Board of Directors was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in any office other than that of the President or the Chief Executive Officer may be filled by the Board of Directors or the Chief Executive Officer. Any vacancy in the office of President or Chief Executive Officer shall be filled by the shareholder.

                      Section 8.  CERTAIN TRANSACTIONS

         8.1. Loans and Investments. The Chief Executive Officer and such officers as he may from time to time designate shall have the authority to sign, execute, acknowledge, verify, deliver or accept on behalf of the Association all agreements, contracts, loan agreements, indentures, mortgages, security instruments, satisfactions, settlements, powers of attorney, undertakings and other instruments or documents in connection with the extension or repayment of any lines of credit and/or the making or repayment of any loans and investments.



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         8.2. As Fiduciary, Trustee, Registrar and Transfer Agent. The
Chief Executive Officer and such officers as he may from time to time designate shall have the authority to sign, execute, countersign, acknowledge, verify, deliver or accept on behalf of the Association.

                  A. All agreements, indentures, mortgages, deeds, advances, powers of attorney, transfers, certificates, discharges, releases, satisfactions, settlements, bonds, undertakings, proxies and other instruments or documents in connection with the exercise of any of the fiduciary powers of the Association; and

                  B. All authentications, registrations or certifications by the Association as Trustee under any mortgage or deed of trust, indenture or other instrument, securing bonds, debentures, notes or other obligations of any person, firm or corporation, all certificates as Registrar or Transfer Agent and all certificates of deposit for stocks and bonds, interim receipts, trusts certificates and similar certificates.

         8.3. Sales of Property. The Chief Executive Officer or Chief Operating Officer and such officers as the Chief Executive Officer or Chief Operating Officer may from time to time designate in writing are hereby authorized and empowered to buy, acquire, sell, lease or exchange any movable or immovable property on behalf of the Association, including property acquired by this Association in connection with any obligation owed to this Association, and are further authorized and empowered to take any and all action, execute any and all documents and file any and all papers with any local, state or federal authority which he or they shall in his or their sole discretion deem necessary or advisable in order to consummate such purchase, acquisition, sale, lease or exchange, so long as the amount involved in any one transaction or series of related transactions does not exceed $1,000,000. Any one transaction or series of related transactions greater than $1,000,000 must first be approved by the shareholder.

         8.4. Settlement of Claims. The Chief Executive Officer or Chief Operating Officer and such officers as the Chief Executive Officer or Chief Operating Officer may from time to time designate are hereby authorized and empowered to renegotiate, settle or compromise any claim of less than $500,000 which the Association has or may have against any person or entity resulting from an extension of credit made to or endorsed by such person or entity and, in connection therewith, to receive any and all funds or other property to be paid to the Association, to execute any and all documents and to take any and all other actions which he or they in his or their sole discretion shall deem necessary or advisable. The Chief Executive Officer or Chief Operating Officer and such officers as the Chief Executive Officer or Chief Operating Officer may from time to time designate are hereby authorized and empowered to negotiate, settle or compromise any claim which may be brought against the Association by any person or entity, whether resulting from an extension of credit or not, for an amount not to exceed $50,000. The negotiation, settlement or compromise of any one claim or series of related claims (i) brought against the Association by any person or entity for an amount greater than $50,000, or (ii) brought on behalf of the Association for an amount greater than $500,000 must first be approved by the shareholder.

         8.5. Investment Accounts. The Chief Executive Officer and such officers as he may from time to time designate are hereby authorized and empowered to open and close accounts for the


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Association with any person, partnership, corporation or other entity for the purpose of the purchase and sale of securities of whatever type.

         8.6. Other Accounts. The Chief Executive Officer and such officer or officers as he may from time to time designate are authorized and empowered to open and close one or more accounts of any type or types with any one or more banks, savings and loan associations, or other institutions and to make deposits to, transfers to or from, withdrawals from such accounts and to take any and all other actions with respect thereto as they in their sole discretion shall deem necessary or advisable.

         8.7. Purchase and Sale of Investment Securities. The Chief Executive Officer and such officer or officers as the Chief Executive Officer may from time to time designate are hereby authorized and empowered to purchase and sell, for and on behalf of the Association, any securities issued by any corporation, partnership or other entity, in such amounts and for such consideration as the Chief Executive Officer or other designated officer or officers shall determine.

                         Section 9.  MISCELLANEOUS

         9.1. Fiscal Year. The fiscal year shall be the calendar year.

         9.2. Seal. The President, the Chief Executive Officer, the Chief Operating Officer, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.

         9.3. Gender. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to require.

                           Section 10.  AMENDMENTS

         These By-laws may be altered, amended or repealed or new By-laws may be adopted only by the shareholder.